Exhibit 99.1

GLOBAL BRASS AND COPPER HOLDINGS, INC. REPORTS
TEMPORARY DISRUPTION TO A PORTION OF THE PRODUCTION ACTIVITY
AT ITS OLIN BRASS OPERATING FACILITY

Schaumburg, IL., May 18, 2016 Global Brass and Copper Holdings, Inc. (NYSE:BRSS) (“GBC” or the “Company”) today announced a temporary disruption to a portion of the production activity at its Olin Brass’ operating facility, an integrated brass and copper mill located in East Alton, Illinois.

The East Alton facility has temporarily reduced production due to an equipment failure impacting an intermediate segment of the mill’s production process. The Olin Brass manufacturing and maintenance teams have developed a comprehensive corrective action plan and anticipate full production capacity to be restored by the week of June 6, 2016. Accordingly, Olin Brass customers may experience a temporary disruption in supply, with possible adjustments to their delivery schedules. To mitigate disruptions in supply, the Olin Brass management team is working proactively with customers and has secured support from other strip industry participants.

Based upon the assumption that the above timetable is met, the full-year 2016 financial guidance for the Company remains unchanged, with shipment volumes to range from 510 million pounds to 545 million pounds and adjusted EBITDA to range from $115 million to $125 million.

About Global Brass and Copper
Global Brass and Copper Holdings, Inc., through its wholly-owned principal operating subsidiary, Global Brass and Copper, Inc., is a leading, value-added converter, fabricator, processor and distributor of specialized non-ferrous products in North America. We engage in metal melting and casting, rolling, drawing, extruding, welding and stamping to fabricate finished and semi-finished alloy products from processed scrap, virgin metals and other refined metals. Our products include a wide range of sheet, strip, foil, rod, tube and fabricated metal component products that we sell under the Olin Brass, Chase Brass and A.J. Oster brand names. Our products are used in a variety of applications across diversified markets, including the building and housing, munitions, automotive, transportation, coinage, electronics/electrical components, industrial machinery and equipment and general consumer markets.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “projects,” “may,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” or similar expressions that relate to our strategy, plans or intentions. For example, there is no assurance that repairs discussed above will be completed and production levels fully restored within the time frame noted above. All statements the Company makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to its expectations regarding future industry trends are forward-looking statements. In addition, the Company, through its senior management, from time to time makes or may make forward-looking public statements concerning its expected future operations and performance and other developments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may change at any time, and, therefore, the Company’s actual results may differ materially from those that it expected. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, the Company cautions that it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect the Company’s actual results. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the failure to maintain the Company’s balanced book approach which could cause increased volatility in the Company’s profitability and operating results and may result in significant losses; the loss in order volumes from any of the Company’s largest customers, which may reduce the Company’s sales volumes, revenues and cash flows; the disruption to the Company’s business if its customers shift their manufacturing offshore; the occurrence of any prolonged disruptions at or failures of the Company’s manufacturing facilities and equipment which could have a material adverse effect on its business, financial condition, results of operations and cash flows; disruptions arising from inclement weather; and the failure to implement the Company’s business strategy, including its growth initiatives, could adversely affect its business, financial condition, results of operations or cash flows. More detailed information about these and other risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and our reports filed with the Securities and Exchange Commission from time-to-time, including Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at http://ir.gbcholdings.com or the SEC’s website at www.sec.gov. All forward-looking information in this press release is expressly qualified in its entirety by these cautionary statements. All forward-looking statements contained in this press release are based upon information available to the Company on the date of this press release.

In addition, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Accordingly, investors should not place undue reliance on those statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT:

Robert Micchelli
Global Brass and Copper Holdings, Inc.
Chief Financial Officer
(847) 240-4700

David Beré
FTI Consulting
(312) 252-4035